Exhibit 4.2


                         SECOND SUPPLEMENTAL INDENTURE


                 This SECOND SUPPLEMENTAL INDENTURE, dated as of February 26, 1999 (this "Second Supplemental Indenture"), is among ORYX ENERGY COMPANY, a Delaware corporation (the "Company"), KERR-MCGEE CORPORATION, a Delaware corporation (the "Successor Corporation"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "Trustee").

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 15, 1988 (as amended by the First Supplemental Indenture dated as of April 1, 1991, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities");

                 WHEREAS, subject to the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of October 14, 1998, between the Company and the Successor Corporation, the Company will merge with and into the Successor Corporation (the "Merger");

                 WHEREAS, Section 801 of the Indenture provides that the Company may merge with or into another corporation provided that the successor corporation (if other than the Company) expressly assumes, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company;

                 WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by the resolutions of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture without the consent of any Holders for the purpose of evidencing the succession of another corporation to the Company and the assumption by such successor corporation of the covenants contained therein and in the Securities pursuant to Article Eight of the Indenture;

                 WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture in certain respects; and

                 WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Successor Corporation, in accordance with its terms, and a valid amendment of and supplement to the Indenture, have been done.
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                 NOW, THEREFORE, in consideration of the premises and the
mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Indenture.


                                  ARTICLE II

                           ASSUMPTION OF OBLIGATIONS

                 Section 2.1 Assumption of Obligation to Make Payments on Securities

                 Pursuant to Section 801 of the Indenture, commencing at the effective time of the Merger (the "Effective Time"), the Successor Corporation hereby unconditionally and expressly assumes all obligations of the Company to make due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities according to their tenor.


                 Section 2.2  Assumption of Covenants and Conditions

                 Pursuant to Section 801 of the Indenture, commencing at the Effective Time, the Successor Corporation hereby unconditionally and expressly assumes all obligations of the Company to duly and punctually perform and observe all of the covenants and conditions of the Indenture.














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                                  ARTICLE III

                                 MISCELLANEOUS

                 Section 3.1  Ratification of Indenture

                 This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is ratified, approved and confirmed.


                 Section 3.2 Provisions Binding on Successor Corporation's Successors

                 All covenants and agreements in this Second Supplemental Indenture by the Successor Corporation shall bind its successors and assigns, whether so expressed or not.

                 Section 3.3  Governing Law

                 This Second Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of such state.

                 Section 3.4  Benefits of Indenture

                 Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                 Section 3.5  Counterparts

                 This Second Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Supplemental Indenture.

                 [The remainder of this page is intentionally left blank.]







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                 IN WITNESS WHEREOF, the parties hereto have caused this
Second Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first written above.

                                         ORYX ENERGY COMPANY



                                         By:  /s/ STEVEN J. FLOWERS
                                              ------------------------------
                                              Name:   Steven J. Flowers
                                              Title:  Vice President &
                                                      Treasurer


 [CORPORATE SEAL]

 Attest:

   /s/ WILLIAM C. LEMMER
   -------------------------------
   Title:  Vice President, General
           Counsel & Secretary


                                         KERR-MCGEE CORPORATION


                                         By:  /s/ JOHN M. RAUH
                                             ------------------------------
                                             Name:   John M. Rauh
                                             Title:  Vice President and
                                                     Treasurer

 [CORPORATE SEAL]

 Attest:

   /s/ DON HAGER
   -------------------------------
   Title:  Assistant Secretary







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                                         THE BANK OF NEW YORK


                                         By:  /s/ VAN K. BROWN
                                             ------------------------------
                                             Name:   Van K. Brown
                                             Title:  Assistant Vice
                                                     President


 Attest:

   /s/ THOMAS C. KNIGHT
   -------------------------------
   Title:  Assistant Vice
           President














































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